UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 27, 2011

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices, including Zip Code)

(952) 745-2760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01   Other Events

At the time of TCF Financial Corporation’s (“TCF”) $230 million common stock offering in March 2011, TCF disclosed its intent to use a portion of the proceeds from the offering to redeem all of the outstanding $115 million aggregate principal amount of 10.75% Capital Securities, Series I (the “Trust Preferred Securities”) issued by TCF Capital I, upon the occurrence of a capital treatment event as described in the prospectus by which the Trust Preferred Securities were offered.  At the time of TCF’s common stock offering in March 2011, TCF requested and received approval from the Federal Reserve Bank of Minneapolis (the “FRB”) to redeem the Trust Preferred Securities at any time prior to May 29, 2011, and indicated that following that time, TCF could seek an extension of approval for additional 90 day periods.

TCF subsequently sought an extension of this approval and on Friday May 27, 2011, received authorization from the FRB to cause the redemption of the Trust Preferred Securities at any time on or before August 25, 2011.

In the event that TCF does not redeem the Trust Preferred Securities prior to August 25, 2011, TCF will require an additional extension of this approval in order to redeem the Trust Preferred Securities.

This notice does not constitute a notice of redemption with respect to the Trust Preferred Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated:    June 2, 2011

3